Exhibit 99.1

The Manitowoc Company Reports First-Quarter 2023 Financial Results

First-Quarter 2023 Highlights

•
Net sales of $508.3 million, up 10.7% year-over-year
•
Diluted net income per share of $0.46, up $0.37 year-over-year
•
Adjusted EBITDA(1) of $45.1 million, margin percentage of 8.9%
•
Non-new machine sales of $151.0 million, up 16.7% year-over-year

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW) (the “Company” or “Manitowoc”) today reported net income of $16.5 million, or $0.46 per diluted share.

Net sales increased 10.7% year-over-year to $508.3 million and were unfavorably impacted by $11.2 million from changes in foreign currency exchange rates. Adjusted EBITDA(1) was $45.1 million, an increase of $13.9 million or 44.6% from the prior year.

Orders were $524.8 million, a 9% increase from the prior year. Orders were unfavorably impacted by $8.5 million from changes in foreign currency exchange rates. Backlog increased $19.7 million to $1,075.7 million as of March 31, 2023 from $1,056.0 million as of December 31, 2022.

Net cash provided by operating activities were $15.4 million and free cash flows(1) were $4.8 million, an increase of $9.8 million and $7.9 million, respectively, from the prior year.

“Manitowoc delivered a solid first-quarter, generating $508.3 million in revenue and $45.1 million of adjusted EBITDA. I am very proud of our team who demonstrated great resolve to overcome continuing supply chain, labor, and logistics challenges in the quarter. During the quarter, we continued to make meaningful progress on our CRANES+50 strategy by growing non-new machine sales by 16.7% year-over-year,” commented Aaron H. Ravenscroft, President and Chief Executive Officer of The Manitowoc Company, Inc.

“Given our backlog and first-quarter results, we feel confident about our guidance. Looking out, however, we can see a slowdown in the European tower crane business and are cautious regarding the impact higher interest rates could eventually have on demand. While we continue to manage through the challenging environment, we remain committed to our CRANES+50 strategy to reduce cyclicality and improve profitability,” added Ravenscroft.

Investor Conference Call

The Manitowoc Company will host a conference call for security analysts and institutional investors to discuss its first-quarter 2023 earnings results on Wednesday, May 3, 2023, at 10:00 a.m. ET (9:00 a.m. CT). A live audio webcast of the call, along with the related presentation, published in conjunction with this press release, can be accessed in the Investor Relations section of Manitowoc’s website at www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

The Manitowoc Company was founded in 1902 and has over a 120-year tradition of providing high-quality, customer-focused products and support services to its markets. Headquartered in Milwaukee, Wisconsin, United States, Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc, through its wholly-owned subsidiaries, designs, manufactures, markets, distributes, and supports comprehensive product lines of mobile hydraulic cranes, lattice-boom crawler cranes, boom trucks, and tower cranes under the Aspen Equipment, Grove, Manitowoc, MGX Equipment Services, National Crane, Potain, and Shuttlelift brand names.

Footnote

(1)Adjusted net income, adjusted diluted net income per share (“Adjusted DEPS”), EBITDA, adjusted EBITDA, and free cash flows are financial measures that are not in accordance with U.S. GAAP. For definitions and a reconciliation to the most comparable U.S. GAAP numbers, please see the schedule of “Non-GAAP Financial Measures” at the end of this press release.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•
Macroeconomic conditions, including inflation, rising interest rates, recessionary concerns and distress in global credit markets, as well as ongoing global supply chain constraints, labor availability and cost pressures such as changes in raw material and commodity costs, and logistics constraints, have had, and may continue to have, a negative impact on Manitowoc’s business, financial condition, cash flows and results of operations (including future uncertain impacts);
•
actions of competitors;
•
changes in economic or industry conditions generally or in the markets served by Manitowoc;
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geopolitical events, including the ongoing conflict between Russia and Ukraine, other political and economic conditions and risks and other geographic factors, has had and may continue to lead to market disruptions, including volatility in commodity prices (including oil and gas), energy prices, inflation, consumer behavior, supply chain, and credit and capital markets, and could result in the impairment of assets and result in higher than expected charges to curtail the Company's operations in Russia;
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changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies and changes in demand for used lifting equipment including changes in government approval and funding of projects;
•
failure to comply with regulatory requirements related to the products the Company sells;
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the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;
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impairment of goodwill and/or intangible assets;
•
changes in revenues, margins and costs;
•
the ability to increase operational efficiencies across Manitowoc and to capitalize on those efficiencies;
•
the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;
•
work stoppages, labor negotiations, labor rates and labor costs;
•
risks and factors detailed in Manitowoc's 2022 Annual Report on Form 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

THE MANITOWOC COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share and share amounts)

	Three Months Ended March 31,
	2023	2022
Net sales	$508.3	$459.0
Cost of sales	402.0	374.0
Gross profit	106.3	85.0
Operating costs and expenses:
Engineering, selling, and administrative expenses	75.1	66.5
Amortization of intangible assets	1.0	0.8
Restructuring expense	—	0.1
Total operating costs and expenses	76.1	67.4
Operating income	30.2	17.6
Other expense:
Interest expense	(8.1)	(7.4)
Amortization of deferred financing fees	(0.3)	(0.4)
Other expense - net	(1.1)	(0.2)
Total other expense	(9.5)	(8.0)
Income before income taxes	20.7	9.6
Provision for income taxes	4.2	6.5
Net income	$16.5	$3.1

Per Share Data and Share Amounts
Basic net income per common share	$0.47	$0.09

Diluted net income per common share	$0.46	$0.09

Weighted average shares outstanding - basic	35,121,473	35,131,889
Weighted average shares outstanding - diluted	35,748,021	35,565,935

THE MANITOWOC COMPANY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share amounts)

	March 31, 2023	December 31, 2022
Assets
Current Assets:
Cash and cash equivalents	$56.5	$64.4
Accounts receivable, less allowances of $5.4 and $5.3, respectively	250.6	266.3
Inventories	720.6	611.9
Notes receivable — net	9.4	10.6
Other current assets	42.3	45.3
Total current assets	1,079.4	998.5
Property, plant, and equipment — net	331.6	335.3
Operating lease right-of-use assets	43.0	45.2
Goodwill	79.9	80.1
Intangible assets — net	126.6	126.7
Other long-term assets	30.6	29.7
Total assets	$1,691.1	$1,615.5
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$518.1	$446.4
Customer advances	24.0	21.9
Short-term borrowings and current portion of long-term debt	7.9	6.1
Product warranties	46.5	48.8
Other liabilities	21.1	24.6
Total current liabilities	617.6	547.8
Non-Current Liabilities:
Long-term debt	369.5	379.5
Operating lease liabilities	32.8	34.3
Deferred income taxes	4.9	4.9
Pension obligations	53.5	51.7
Postretirement health and other benefit obligations	8.0	8.2
Long-term deferred revenue	14.7	15.6
Other non-current liabilities	37.3	35.7
Total non-current liabilities	520.7	529.9
Stockholders' Equity:
Preferred stock (3,500,000 shares authorized of $.01 par value; none outstanding)	—	—
Common stock (75,000,000 shares authorized, 40,793,983 shares issued, 35,142,881 and 35,085,008 shares outstanding, respectively)	0.4	0.4
Additional paid-in capital	605.8	606.7
Accumulated other comprehensive loss	(108.0)	(107.9)
Retained earnings	120.8	104.3
Treasury stock, at cost (5,651,102 and 5,708,975 shares, respectively)	(66.2)	(65.7)
Total stockholders' equity	552.8	537.8
Total liabilities and stockholders' equity	$1,691.1	$1,615.5

THE MANITOWOC COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended March 31,
	2023	2022
Cash Flows from Operating Activities:
Net income	$16.5	$3.1
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	13.9	16.1
Amortization of intangible assets	1.0	0.8
Stock-based compensation expense	3.1	3.1
Amortization of deferred financing fees	0.3	0.4
Net unrealized foreign currency transaction losses (gains)	(1.6)	1.4
Changes in operating assets and liabilities:
Accounts receivable	17.1	(7.7)
Inventories	(100.6)	(69.4)
Notes receivable	1.7	3.0
Other assets	3.2	0.4
Accounts payable	56.2	54.6
Accrued expenses and other liabilities	4.6	(0.2)
Net cash provided by operating activities	15.4	5.6
Cash Flows from Investing Activities:
Capital expenditures	(10.6)	(8.7)
Proceeds from sale of fixed assets	2.0	—
Net cash used for investing activities	(8.6)	(8.7)
Cash Flows from Financing Activities:
Payments on revolving credit facility - net	(10.0)	(20.0)
Other debt - net	(1.9)	(0.8)
Exercises of stock options	0.3	0.1
Common stock repurchases	(3.5)	—
Net cash used for financing activities	(15.1)	(20.7)
Effect of exchange rate changes on cash and cash equivalents	0.4	—
Net decrease in cash and cash equivalents	(7.9)	(23.8)
Cash and cash equivalents at beginning of period	64.4	75.4
Cash and cash equivalents at end of period	$56.5	$51.6

Non-GAAP Financial Measures

Adjusted net income, Adjusted DEPS, EBITDA, adjusted EBITDA, and free cash flows are financial measures that are not in accordance with U.S. GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance, and is more useful in assessing management performance.

Adjusted Net Income and Adjusted DEPS

The Company defines adjusted net income as net income plus the addback or subtraction of restructuring and other non-recurring items. Adjusted DEPS is defined as adjusted net income divided by diluted weighted average shares outstanding. Diluted weighted average common shares outstanding are adjusted for the effect of dilutive stock awards when there is net income on an adjusted basis, as applicable. The reconciliation of net income and diluted net income per share to adjusted net income and Adjusted DEPS for the three months ended March 31, 2023 and 2022 are summarized as follows. All dollar amounts are in millions, except per share data and share amounts.

	Three Months Ended March 31,
	2023			2022
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit (1)	$106.3	$—	$106.3	$85.0	$1.2	$86.2
Engineering, selling, and administrative expenses (2)	(75.1)	—	(75.1)	(66.5)	(4.6)	(71.1)
Amortization of intangible assets	(1.0)	—	(1.0)	(0.8)	—	(0.8)
Restructuring expense (3)	—	—	—	(0.1)	0.1	—
Operating income	30.2	—	30.2	17.6	(3.3)	14.3
Interest expense	(8.1)	—	(8.1)	(7.4)	—	(7.4)
Amortization of deferred financing fees	(0.3)	—	(0.3)	(0.4)	—	(0.4)
Other expense - net	(1.1)	—	(1.1)	(0.2)	—	(0.2)
Income before income taxes	20.7	—	20.7	9.6	(3.3)	6.3
Provision for income taxes (4)	(4.2)	—	(4.2)	(6.5)	1.2	(5.3)
Net income	$16.5	$—	$16.5	$3.1	$(2.1)	$1.0

Diluted weighted average common shares outstanding	35,748,021		35,748,021	35,565,935		35,565,935

Diluted net income per share	$0.46		$0.46	$0.09		$0.03
(1)
The adjustment in 2022 represents $0.9 million of fair value step up on rental fleet assets sold during the period that were expensed within cost of sales and $0.3 million of other one-time costs associated with the acquired businesses.
(2)
The adjustment in 2022 represents $0.2 million of one-time legal costs associated with the acquired businesses and $4.8 million of income from the partial recovery of the previously written off long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture.
(3)
Represents adjustments for restructuring expense.
(4)
The adjustment in 2022 represents the net income tax impacts of items (1), (2), and (3).

Free Cash Flows

The Company defines free cash flows as net cash provided by operating activities less cash outflow from investment in capital expenditures. The reconciliation of net cash provided by operating activities to free cash flows for the three months ended March 31, 2023 and 2022 are summarized as follows. All dollar amounts are in millions.

	Three Months Ended March 31,
	2023	2022
Net cash provided by operating activities	$15.4	$5.6
Capital expenditures	(10.6)	(8.7)
Free cash flows	$4.8	$(3.1)

EBITDA and Adjusted EBITDA

The Company defines EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. The Company defines adjusted EBITDA as EBITDA plus the addback or subtraction of restructuring, other income (expense), and certain other non-recurring items - net. The reconciliation of net income (loss) to EBITDA, and further to adjusted EBITDA for the three months ended March 31, 2023 and 2022 and trailing twelve months are summarized as follows. All dollar amounts are in millions.

	Three Months Ended March 31,		Trailing Twelve
	2023	2022	Months
Net income (loss)	$16.5	$3.1	$(110.2)
Interest expense and amortization of deferred financing fees	8.4	7.8	33.6
Provision for income taxes	4.2	6.5	1.1
Depreciation expense	13.9	16.1	58.4
Amortization of intangible assets	1.0	0.8	3.3
EBITDA	44.0	34.3	(13.8)
Restructuring expense	—	0.1	1.4
Asset impairment expense (1)	—	—	171.9
Other non-recurring items - net (2)	—	(3.4)	2.4
Other (income) expense - net (3)	1.1	0.2	(4.9)
Adjusted EBITDA	$45.1	$31.2	$157.0

Adjusted EBITDA margin percentage	8.9%	6.8%	7.5%
(1)
The adjustment for the trailing twelve months represents non-cash goodwill and indefinite-lived intangible asset impairment charges.
(2)
Other non-recurring items - net for the three months ended March 31, 2022 primarily relate to $4.8 million of income from the partial recovery of the previously written off long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture, partially offset by $0.9 million of fair value step up on rental fleet assets sold during the period that was expensed within cost of sales, and $0.5 million of other one-time costs associated with the acquired businesses. Other non-recurring items - net for the trailing twelve months relate to $2.1 million of fair value step up on rental fleet assets sold during the period that was expensed within cost of sales, $0.1 million of other one-time costs associated with the acquired businesses, and $0.2 million of other one-time charges.
(3)
Other expense - net includes net foreign currency (gains) losses, other components of net periodic pension costs, and other items in the three months ended March 31, 2023 and 2022. Other income - net for the trailing twelve months includes net foreign currency gains, other components of net periodic pension costs, a $0.5 million write-off of other debt related charges, and other items.

For more information:

Ion Warner

SVP, Marketing and Investor Relations

+1 414-760-4805